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As filed with the Securities and Exchange Commission on April 21, 2006

Registration Number 333-133032

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2
TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DexCom, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3841 (Primary Standard Industrial Classification Code Number)	33-0857544 (I.R.S. Employer Identification Number)

DexCom, Inc.
5555 Oberlin Drive
San Diego, California 92121
(858) 200-0200
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Andrew P. Rasdal
President and Chief Executive Officer
DexCom, Inc.
5555 Oberlin Drive
San Diego, California 92121
(858) 200-0200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gordon K. Davidson, Esq. Robert A. Freedman, Esq. Scott J. Leichtner, Esq. FENWICK & WEST LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Charles Ruck, Esq. Shayne Kennedy, Esq. LATHAM & WATKINS LLP 650 Town Center Drive, 20th Floor Costa Mesa, California 92626 (714) 540-1235

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

This Amendment No. 2 to the Form S-1 Registration Statement is being filed for the sole purpose of filing additional exhibits.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses to be paid by the Registrant in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates except for the Securities and Exchange Commission registration fee, the NASD filing fee and the NASDAQ National Market filing fee.

Securities and Exchange Commission registration fee	$10,430
NASD filing fee	10,247
Accounting fees and expenses	200,000
Legal fees and expenses	300,000
Printing and engraving expenses	200,000
Blue sky fees and expenses	10,000
Transfer agent and registrar fees and expenses	30,000
Miscellaneous	39,323

Total	$800,000

ITEM 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

As permitted by the Delaware General Corporation Law, the Registrant's restated certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

  •
  for any breach of the director's duty of loyalty to the Registrant or its stockholders,

  •
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

  •
  under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases), or

  •
  for any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant's restated bylaws provide that:

  •
  the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions,

  •
  the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law,

  •
  the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions, and

  •
  the rights conferred in the bylaws are not exclusive.

The Registrant has entered into Indemnification Agreements with each of its current directors and officers to provide such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's restated certificate of incorporation and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought. Reference is also made to Section 6 of the Underwriting Agreement, which provides for the indemnification of officers, directors and controlling persons of the Registrant against certain liabilities. The indemnification provision in the Registrant's restated certificate of incorporation, restated bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act.

The Registrant has directors' and officers' liability insurance for securities matters.

See also the undertakings set out in response to Item 17.

Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

Exhibit Document	Number
Underwriting Agreement	1.01
Registrant's Restated Certificate of Incorporation	3.01
Registrant's Restated Bylaws	3.03
Second Amended and Restated Investors' Rights Agreement dated December 30, 2004	4.02
Form of Indemnity Agreement	10.01

ITEM 15. Recent Sales of Unregistered Securities.

1.    Since January 1, 2003, we have granted stock options not registered under a Form S-8 registration statement to purchase 2,804,412 shares of our common stock at exercise prices ranging from $0.50 to $12.00 per share per share to our employees, consultants and directors under our 1999 stock option plan. Since January 1, 2003, we have issued and sold an aggregate of 818,828 shares of our common stock not registered under a Form S-8 registration statement to employees, consultants and directors at prices ranging from $0.20 to $0.50 per share pursuant to exercises of options granted under our 1999 stock option plan.

2.    In December 2004, we issued and sold an aggregate of 8,355,886 shares of our Series D redeemable convertible preferred stock to 21 venture capital funds and 24 individual investors for an aggregate purchase price of approximately $22,499,894 in cash. These shares of Series D redeemable convertible preferred stock were converted into 4,177,929 shares of common stock.

3.    In December 2004, we issued a warrant to purchase up to 87,458 shares of our Series D redeemable convertible preferred stock at an exercise price of $2.69 per share to Piper Jaffray & Co. This warrant is exercisable for 43,729 shares of our common stock at an exercise price of $5.38 per share.

The sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of securities in each of these transactions represented their intention to acquire the securities for investment only and not with view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients had adequate access, through their relationship with the Registrant, to information about the Registrant.

ITEM 16. Exhibits and Financial Statement Schedules.

(a)
The following exhibits are filed herewith:

Number	Exhibit Title
1.01	Form of Underwriting Agreement.
3.01	Registrant's Restated Certificate of Incorporation (filed as Exhibit 3.05 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-122454) (the "Form S-1"), as originally filed on March 3, 2005, and incorporated herein by reference).
3.02	Certificate of Amendment of Registrant's Amended and Restated Certificate of Incorporation (filed as Exhibit 3.02 to the Form S-1, as originally filed on March 24, 2005, and incorporated herein by reference).
3.03	Registrant's Restated Bylaws (filed as Exhibit 3.05 to the Form S-1, as originally filed on March 3, 2005, and incorporated herein by reference).
4.01	Form of Specimen Certificate for Registrant's common stock (filed as Exhibit 4.01 to the Form S-1, as originally filed on March 24, 2005, and incorporated herein by reference).
4.02	Second Amended and Restated Investors' Rights Agreement, dated December 30, 2004 (filed as Exhibit 4.02 to the Form S-1, as originally filed on February 1, 2005, and incorporated herein by reference).
4.03	Form of Rights Agreement, between DexCom, Inc. and American Stock Transfer & Trust Company, including the Certificate of Designations of Series A Junior Participating Preferred Stock, Summary of Stock Purchase Rights and Forms of Right Certificate attached thereto as Exhibits A, B and C, respectively (filed as Exhibit 4.03 to the Form S-1, as originally filed on March 24, 2005, and incorporated herein by reference).
5.01	Opinion of Fenwick & West LLP regarding legality of the securities being registered.
10.01	Form of Indemnity Agreement between Registrant and each of its directors and executive officers (filed as Exhibit 10.01 to the Form S-1, as originally filed on February 1, 2005, and incorporated herein by reference).
10.02	1999 Stock Option Plan and related agreements (filed as Exhibit 10.02 to the Form S-1, as originally filed on February 1, 2005, and incorporated herein by reference).
10.03	2005 Equity Incentive Plan and forms of stock option agreement and stock option exercise agreements (filed as Exhibit 10.03 to the Form S-1, as originally filed on March 24, 2005, and incorporated herein by reference).

10.04	2005 Employee Stock Purchase Plan and form of subscription agreement (filed as Exhibit 10.04 to the Form S-1, as originally filed on March 24, 2005, and incorporated herein by reference).
10.05	Amended and Restated Executive Change of Control Agreement dated January 31, 2005 between DexCom, Inc. and Andrew Rasdal (filed as Exhibit 10.05 to the Form S-1, as originally filed on March 3, 2005, and incorporated herein by reference).
10.06	Amended and Restated Employment Agreement dated January 31, 2005 between DexCom, Inc. and Andrew Rasdal (filed as Exhibit 10.06 to the Form S-1, as originally filed on March 3, 2005, and incorporated herein by reference).
10.07	Form of Change of Control Agreement with Executive Officers (filed as Exhibit 10.07 to the Form S-1, as originally filed on March 3, 2005, and incorporated herein by reference).
10.08	Sorrento Valley Business Park Lease dated December 3, 2003 between Hub Properties Trust and DexCom, Inc. (filed as Exhibit 10.08 to the Form S-1, as originally filed on March 25, 2005, and incorporated herein by reference).
10.09	Exclusive Patent License Agreement dated August 17, 2001 between SM Technologies, LLC and DexCom, Inc. (filed as Exhibit 10.09 to the Form S-1, as originally filed on April 5, 2005, and incorporated herein by reference).
10.10	Agreement Regarding Terms of Sale dated May 23, 2003 between AMI Semiconductor, Inc. and DexCom, Inc. (filed as Exhibit 10.10 to the Form S-1, as originally filed on April 5, 2005, and incorporated herein by reference).
10.11	Agreement between DexCom, Inc. and Quallion LLC, dated May 21, 2003 (filed as Exhibit 10.11 to the Form S-1, as originally filed on April 5, 2005, and incorporated herein by reference).
10.12	Lease from Hub Properties Trust to DexCom, Inc. dated May 13, 2005 (filed as Exhibit 99.01 to the Registrant's Form 8-K, as originally filed on May 18, 2005, and incorporated herein by reference).
10.13	Board Member Agreement between DexCom, Inc. and Terrance H. Gregg dated May 19, 2005 (filed as Exhibit 99.01 to the Registrant's Form 8-K, as originally filed on May 24, 2005, and incorporated herein by reference).
10.14	Offer letter between DexCom, Inc. and Jorge Valdes dated October 16, 2005 (filed as Exhibit 10.14 to the Registrant's Form 10-K, as originally filed on February 27, 2006, and incorporated herein by reference).
10.15	Offer letter between DexCom, Inc. and Rodney Kellogg dated November 4, 2005 (filed as Exhibit 10.15 to the Registrant's Form 10-K, as originally filed on February 27, 2006, and incorporated herein by reference).
10.16	Loan and Security Agreement between Square 1 Bank and DexCom, Inc., dated March 20, 2006 (filed as Exhibit 99.01 to the Registrant's Form 8-K, as originally filed on March 24, 2006, and incorporated herein by reference).
10.17	Offer letter between DexCom, Inc. and Tae W. Andrews dated March 22, 2006 (filed as Exhibit 99.01 to the Registrant's Form 8-K, as originally filed on April 5, 2006, and incorporated herein by reference).
10.18	Office Lease Agreement, dated April 4, 2006, between DexCom, Inc. and Kilroy Realty, L.P. (filed as Exhibit 99.01 to the Registrant's Form 8-K, as originally filed on April 6, 2006, and incorporated herein by reference).

10.19	Offer letter between DexCom, Inc. and Steven R. Pacelli dated April 10, 2006 (filed as Exhibit 99.01 to the Registrant's Form 8-K, as originally filed on April 13, 2006, and incorporated herein by reference).
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).
23.02	Consent of Independent Registered Public Accounting Firm (filed as Exhibit 23.02 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (File No. 333-133032) filed on April 11, 2006, and incorporated herein by reference).
24.01	Power of Attorney (filed as Exhibit 24.01 to the Registrant's Registration Statement on Form S-1 (File No. 333-133032) filed on April 6, 2006, and incorporated herein by reference).

Financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or the notes thereto.

ITEM 17. Undertakings.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

  (1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  (2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 21st day of April, 2006.

DEXCOM, INC.
By:	/s/ ANDREW P. RASDAL Andrew P. Rasdal President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

Principal Executive Officer:
/s/ ANDREW P. RASDAL Andrew P. Rasdal	President, Chief Executive Officer and Director	April 21, 2006
Principal Financial Officer and Principal Accounting Officer:
/s/ STEVEN J. KEMPER Steven J. Kemper	Chief Financial Officer	April 21, 2006
Additional Directors:
* Donald L. Lucas	Chairman of the Board of Directors	April 21, 2006
* Brent Ahrens	Director	April 21, 2006
* Kim D. Blickenstaff	Director	April 21, 2006
* Sean Carney	Director	April 21, 2006
* Terrance H. Gregg	Director	April 21, 2006
* Donald A. Lucas	Director	April 21, 2006

* Glen D. Nelson, M.D.	Director	April 21, 2006
* Jay S. Skyler, M.D.	Director	April 21, 2006
*By:	/s/ STEVEN J. KEMPER Steven J. Kemper Attorney-in-Fact

EXHIBIT INDEX

Number	Exhibit Title
1.01	Form of Underwriting Agreement.
3.01	Registrant's Restated Certificate of Incorporation (filed as Exhibit 3.05 to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-122454) (the "Form S-1"), as originally filed on March 3, 2005, and incorporated herein by reference).
3.02	Certificate of Amendment of Registrant's Amended and Restated Certificate of Incorporation (filed as Exhibit 3.02 to the Form S-1, as originally filed on March 24, 2005, and incorporated herein by reference).
3.03	Registrant's Restated Bylaws (filed as Exhibit 3.05 to the Form S-1, as originally filed on March 3, 2005, and incorporated herein by reference).
4.01	Form of Specimen Certificate for Registrant's common stock (filed as Exhibit 4.01 to the Form S-1, as originally filed on March 24, 2005, and incorporated herein by reference).
4.02	Second Amended and Restated Investors' Rights Agreement, dated December 30, 2004 (filed as Exhibit 4.02 to the Form S-1, as originally filed on February 1, 2005, and incorporated herein by reference).
4.03	Form of Rights Agreement, between DexCom, Inc. and American Stock Transfer & Trust Company, including the Certificate of Designations of Series A Junior Participating Preferred Stock, Summary of Stock Purchase Rights and Forms of Right Certificate attached thereto as Exhibits A, B and C, respectively (filed as Exhibit 4.03 to the Form S-1, as originally filed on March 24, 2005, and incorporated herein by reference).
5.01	Opinion of Fenwick & West LLP regarding legality of the securities being registered.
10.01	Form of Indemnity Agreement between Registrant and each of its directors and executive officers (filed as Exhibit 10.01 to the Form S-1, as originally filed on February 1, 2005, and incorporated herein by reference).
10.02	1999 Stock Option Plan and related agreements (filed as Exhibit 10.02 to the Form S-1, as originally filed on February 1, 2005, and incorporated herein by reference).
10.03	2005 Equity Incentive Plan and forms of stock option agreement and stock option exercise agreements (filed as Exhibit 10.03 to the Form S-1, as originally filed on March 24, 2005, and incorporated herein by reference).
10.04	2005 Employee Stock Purchase Plan and form of subscription agreement (filed as Exhibit 10.04 to the Form S-1, as originally filed on March 24, 2005, and incorporated herein by reference).
10.05	Amended and Restated Executive Change of Control Agreement dated January 31, 2005 between DexCom, Inc. and Andrew Rasdal (filed as Exhibit 10.05 to the Form S-1, as originally filed on March 3, 2005, and incorporated herein by reference).
10.06	Amended and Restated Employment Agreement dated January 31, 2005 between DexCom, Inc. and Andrew Rasdal (filed as Exhibit 10.06 to the Form S-1, as originally filed on March 3, 2005, and incorporated herein by reference).
10.07	Form of Change of Control Agreement with Executive Officers (filed as Exhibit 10.07 to the Form S-1, as originally filed on March 3, 2005, and incorporated herein by reference).
10.08	Sorrento Valley Business Park Lease dated December 3, 2003 between Hub Properties Trust and DexCom, Inc. (filed as Exhibit 10.08 to the Form S-1, as originally filed on March 25, 2005, and incorporated herein by reference).
10.09	Exclusive Patent License Agreement dated August 17, 2001 between SM Technologies, LLC and DexCom, Inc. (filed as Exhibit 10.09 to the Form S-1, as originally filed on April 5, 2005, and incorporated herein by reference).

10.10	Agreement Regarding Terms of Sale dated May 23, 2003 between AMI Semiconductor, Inc. and DexCom, Inc. (filed as Exhibit 10.10 to the Form S-1, as originally filed on April 5, 2005, and incorporated herein by reference).
10.11	Agreement between DexCom, Inc. and Quallion LLC, dated May 21, 2003 (filed as Exhibit 10.11 to the Form S-1, as originally filed on April 5, 2005, and incorporated herein by reference).
10.12	Lease from Hub Properties Trust to DexCom, Inc. dated May 13, 2005 (filed as Exhibit 99.01 to the Registrant's Form 8-K, as originally filed on May 18, 2005, and incorporated herein by reference).
10.13	Board Member Agreement between DexCom, Inc. and Terrance H. Gregg dated May 19, 2005 (filed as Exhibit 99.01 to the Registrant's Form 8-K, as originally filed on May 24, 2005, and incorporated herein by reference).
10.14	Offer letter between DexCom, Inc. and Jorge Valdes dated October 16, 2005 (filed as Exhibit 10.14 to the Registrant's Form 10-K, as originally filed on February 27, 2006, and incorporated herein by reference).
10.15	Offer letter between DexCom, Inc. and Rodney Kellogg dated November 4, 2005 (filed as Exhibit 10.15 to the Registrant's Form 10-K, as originally filed on February 27, 2006, and incorporated herein by reference).
10.16	Loan and Security Agreement between Square 1 Bank and DexCom, Inc., dated March 20, 2006 (filed as Exhibit 99.01 to the Registrant's Form 8-K, as originally filed on March 24, 2006, and incorporated herein by reference).
10.17	Offer letter between DexCom, Inc. and Tae W. Andrews dated March 22, 2006 (filed as Exhibit 99.01 to the Registrant's Form 8-K, as originally filed on April 5, 2006, and incorporated herein by reference).
10.18	Office Lease Agreement, dated April 4, 2006, between DexCom, Inc. and Kilroy Realty, L.P. (filed as Exhibit 99.01 to the Registrant's Form 8-K, as originally filed on April 6, 2006, and incorporated herein by reference).
10.19	Offer letter between DexCom, Inc. and Steven R. Pacelli dated April 10, 2006 (filed as Exhibit 99.01 to the Registrant's Form 8-K, as originally filed on April 13, 2006, and incorporated herein by reference).
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).
23.02	Consent of Independent Registered Public Accounting Firm (filed as Exhibit 23.02 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (File No. 333-133032) filed on April 11, 2006, and incorporated herein by reference).
24.01	Power of Attorney (filed as Exhibit 24.01 to the Registrant's Registration Statement on Form S-1 (File No. 333-133032) filed on April 6, 2006, and incorporated herein by reference).

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX